Exhibit 10.5
THIRD AMENDED AND RESTATED NEE PARTNERS GUARANTY

THIS THIRD AMENDED AND RESTATED GUARANTY, dated as of January 18, 2024 (as the same may be modified or amended from time to time, this “Guaranty”), is made by NEXTERA ENERGY PARTNERS, LP, a Delaware limited partnership (the “Guarantor”), in favor of BANK OF AMERICA, N.A., as Collateral Agent for the Secured Parties under the Second Amended and Restated Credit Agreement defined below (in such capacity, the “Guaranteed Party”).
PRELIMINARY STATEMENTS:
1.NextEra Energy US Partners Holdings, LLC (the “Borrower”), NextEra Energy Operating Partners, LP, as Guarantor (“OpCo” and, together with the Borrower, the “Loan Parties”), the lenders parties thereto, Bank of America, N.A., as Administrative Agent and as Collateral Agent (the “Agent”) are parties to that Second Amended and Restated Revolving Credit Agreement, dated as of May 27, 2022, pursuant to which the lenders parties thereto agreed to make loans to the Borrower and to provide for the issuance of letters of credit for the account of the Borrower in the maximum aggregate principal amount of TWO BILLION FIVE HUNDRED MILLION AND NO/100 UNITED STATES DOLLARS (US$2,500,000,000) (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Amended and Restated Credit Agreement”) (capitalized terms used herein and not defined herein shall have the meanings given such terms in the Second Amended and Restated Credit Agreement);
2.The Guarantor and the Guaranteed Party are party to that certain Second Amended and Restated Guaranty, dated as of May 27, 2022 (the “Existing Guaranty”) pursuant to which the Guarantor guaranteed certain obligations arising under the Second Amended and Restated Credit Agreement;
3.As of the date of this Guaranty, the Borrower, OpCo, Agent and the lenders party thereto have entered into that certain Second Letter Amendment Agreement to Second Amended and Restated Credit Agreement (the “Amendment”);
4.In consideration for the agreement of the Lenders to enter in the Amendment, the Guarantor and Guaranteed Party have agreed that the Existing Guaranty will be amended and restated in its entirety by this Guaranty;
5.The execution and delivery by the Guarantor of this Guaranty is a condition precedent to the effectiveness of the Amendment; and
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees with and in favor of the Guaranteed Party to amend and restate the Existing Guaranty to read in its entirety as follows:

ARTICLE I

GUARANTEE OF OBLIGATIONS
Section 1.01. Guaranty. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of each Loan Party to the Secured Parties, and whether arising under the Second Amended and Restated Credit Agreement or under any other Loan Document or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof); provided that, for purposes of this Guaranty only, “Obligations” shall be limited to Obligations arising under the Second Amended and Restated Credit Agreement and the related Loan Documents and any Secured Hedge Agreement but shall not include any Obligations arising under any Additional Senior Debt Agreement, any Secured Cash Management Agreement or in respect of any Additional Senior Debt. The Agents’ books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.
Section 1.02. Rights of Secured Parties. The Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Agents, the Issuing Banks and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.
Section 1.03. Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of any Loan Party or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of any Loan Party; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of any Loan Party; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any right to proceed against any Loan Party, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties; (h) any defense relating to the amendment or waiver of the term of any guaranteed Obligation; and (i) any defense arising under any law or regulation of any jurisdiction or any other event affecting any term of a guaranteed Obligation. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.
Section 1.04. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Loan Party or any other person or entity is joined as a party.
Section 1.05. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.
Section 1.06. Termination, Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until the earlier of (a) the date upon which all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and all Commitments are terminated, and (b) the delivery by OpCo to the Secured Parties of the OpCo Financials in accordance with Section 6.04 of the Second Amended and Restated Credit Agreement (the earlier to occur of (a) or (b) being referred to herein as the “Termination Date”). Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Loan Party or the Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any debtor relief laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

Section 1.07. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of the other Loan Parties owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Loan Parties to the Guarantor as subrogee of the Secured Parties or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of the Loan Parties to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.
Section 1.08. Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Guarantor or any Loan Party under any debtor relief laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Secured Parties.
Section 1.09. Condition of Loan Parties. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Loan Party and any other guarantor such information concerning the financial condition, business and operations of such Loan Party and any such other guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and the Guarantor is not relying on the Secured Parties at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Loan Party or any other guarantor (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).
ARTICLE II

NOTICES
All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed by registered or certified mail, postage prepaid, or telecopied (including email) or delivered to the Guarantor, the Guaranteed Party and the Loan Parties at their respective address set forth below:
If to the Guarantor:
    NextEra Energy Partners, LP
700 Universe Boulevard
Juno Beach, Florida 33408-0428
Attention: Treasurer
Telephone No.: (561) 691-6257
E-mail: michael.dunne@nexteraenergy.com
If to the Guaranteed Party:
Bank of America, N.A., as Collateral Agent
Agency Management
1950 N Stemmons FWY
TX1-160-06-02
Dallas, TX 75207

Attention: DeWayne Rosse
Telephone: 214-209-0529
E-Mail: DeWayne.D.Rosse@BofA.com

or, as to any such party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Article II. All such notices, requests, demands and other communications shall be deemed to have been duly given or made, in the case of telecopied (including email) or delivered notice, when telecopied (or emailed) or actually delivered, or, in the case of registered or certified mail, on the third business day after the day on which mailed.
ARTICLE III

COLLECTION COSTS
The Guarantor shall be liable to the Guaranteed Party for, and shall pay to the Guaranteed Party on demand, all reasonable and documented costs (including, without limitation, reasonable and documented outside attorney’s fees and expenses) incurred by the Guaranteed Party in enforcing performance of or collecting any payments due under this Guaranty.
ARTICLE IV

COVENANT
Until the Termination Date, the Guarantor shall not create any Subsidiaries that are not also Subsidiaries of OpCo.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
Section 5.01. Partnership Existence and Business. The Guarantor is a limited partnership duly organized and validly existing in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Guaranty.
Section 5.02. Authorization. The execution, delivery and performance of this Guaranty and the transactions contemplated hereby (i) are within the corporate or other authority of the Guarantor, (ii) have been duly authorized by all necessary corporate or other organizational proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of any law, statute, rule or regulation to which the Guarantor is subject or any material judgment, order, writ, injunction, license or permit applicable to the Guarantor, except where any such conflict, breach, or contravention would not have a material adverse effect on (A) the financial position or results of operation of the Guarantor and its Subsidiaries, taken as a whole or (B) the Guarantor’s ability to perform its obligations under this Guaranty, and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any material agreement or other material instrument binding upon, the Guarantor. This Guaranty has been duly executed and delivered by the Guarantor.

Section 5.03. Enforceability. The execution and delivery by the Guarantor of this Guaranty will result in valid and legally binding obligations of the Guarantor, enforceable against it in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights and remedies generally and general principles of equity.
Section 5.04. Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, the Guarantor of this Guaranty or (b) the exercise by the Guaranteed Party of its rights under this Guaranty.
Section 5.05. No Legal Bar. The execution, delivery and performance by the Guarantor of this Guaranty and the making by the Guarantor of any payments hereunder will not violate any applicable Law or any material contractual obligation of the Guarantor and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Guarantor pursuant to any applicable Law or any such contractual obligation except, in each case, where such violation, creation or imposition could not reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.
Section 5.06. No Proceeding or Litigation. There is no litigation or other legal proceeding pending, or, to the knowledge of the Guarantor, threatened against the Guarantor or any of its Subsidiaries that is reasonably likely to be determined adversely to the Guarantor or any of its Subsidiaries, and if determined adversely to the Guarantor or any of its Subsidiaries would reasonably be expected to result, in the failure of the Guarantor to comply with the provisions of this Guaranty or to materially impair the Guarantor’s right to carry on its business substantially as now conducted by it. There is no litigation or other legal proceedings pending, or, to the knowledge of the Guarantor, threatened against the Guarantor that if determined adversely to the Guarantor could reasonably be expected to question the validity of this Guaranty or any actions taken or to be taken pursuant hereto.
Section 5.07. Compliance With Other Instruments, Laws, Etc. The Guarantor is not in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any material decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that would have a material adverse effect on (i) the financial position or results of operation of the Guarantor and its Subsidiaries, taken as a whole, or (ii) the Guarantor’s ability to perform its obligations under this Guaranty.
Section 5.08. Independent Analysis. The Guarantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

ARTICLE VI

ASSIGNMENT AND TRANSFER
This Guaranty shall be binding upon the Guarantor and the Guarantor’s successors and permitted assigns and shall inure to the benefit of and be enforceable by the Guaranteed Party and its successors and permitted assigns; provided that neither the Guaranteed Party nor the Guarantor may assign or grant participations in all or any part of the Obligations guaranteed hereby or this Guaranty without the prior written consent of the other party; provided further that, notwithstanding the foregoing provision to the contrary, the Guaranteed Party may assign its rights under this Guaranty to any Guaranteed Party or any Collateral Agent which succeeds the Guaranteed Party in such capacity pursuant to the provisions of the Second Amended and Restated Credit Agreement or to any Person in connection with the exercise by the Collateral Agent of its rights or remedies under the Loan Documents, and the Guarantor agrees that (a) it will recognize the transferee or assignee as the beneficiary of this Guaranty for all purposes of this Guaranty and (b) it will perform all of its obligations under the Guarantee in accordance with the terms hereof for the benefit of such transferee or assignee.
ARTICLE VII

MISCELLANEOUS
Section 7.01. Entire Agreement, Etc. This Guaranty constitutes the sole and entire agreement between the Guarantor and the Guaranteed Party with respect to the subject matter hereof and supersedes and replaces any and all prior agreements, understandings, negotiations or correspondence between them with respect thereto, including, without limitation, any and all prior agreements executed by the Guarantor in favor of the Guaranteed Party with respect to any or all of the Obligations guaranteed hereby.
Section 7.02. Interpretation. Words importing the singular number hereunder shall include the plural number and vice versa and any pronouns used herein shall be deemed to cover all genders. The term “person” as used herein means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association, or government (or any agency or political subdivision thereof).
Section 7.03. Severability. Wherever possible, any provision in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.04. Amendments, Waivers, Etc. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor therefrom, shall be effective or binding upon the Guaranteed Party unless the Guaranteed Party shall first have given written consent thereto. Any such amendment, waiver or consent which is so granted by the Guaranteed Party shall apply only to the specific occasion which is the subject of such amendment, waiver or consent and shall not apply to the occurrence of the same or any similar event on any future occasion. No failure on the part of the Guaranteed Party to exercise, and no delay by the Guaranteed Party in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right by the Guaranteed Party. No notice to or demand on the

Guarantor in any case by the Guaranteed Party hereunder shall entitle the Guarantor to any further notice or demand in any similar or other circumstances or constitute a waiver of the rights of the Guaranteed Party to take any other or future action in any circumstances without notice or demand. The remedies provided to the Guaranteed Party in this Guaranty are cumulative and not exclusive of any other remedies provided by Law.
Section 7.05. Electronic Execution; Electronic Records; Counterparts. This Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Guarantor and the Guaranteed Party agrees that any Electronic Signature on or associated with this Agreement shall be valid and binding on such Person to the same extent as a manual, original signature, and that it will constitute the legal, valid and binding obligation of such Person enforceable against it in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. The Guaranteed Party may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. The Guaranteed Party and the Guarantor shall be entitled to rely on any such Electronic Signature purportedly given by other party without further verification and upon the request of any party hereto, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Section 7.06. Headings. All Section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of the provisions of this Guaranty.
Section 7.07. Venue. The Guaranteed Party and the Guarantor agree that any legal action or proceeding by or against the Guarantor or with respect to or arising out of this Guaranty may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as the Guaranteed Party may elect. By execution and delivery of this Guaranty, the Guaranteed Party and the Guarantor accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guaranteed Party and the Guarantor irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by Law. The Guaranteed Party and the Guarantor hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Guaranty brought before the foregoing courts on the basis of forum non-conveniens.
Section 7.08. Governing Law. This Guaranty and the rights and obligations of the Guaranteed Party and of the Guarantor shall be governed by and construed in accordance with the law of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).
Section 7.09. Termination. The Obligations of the Guarantor under this Guaranty shall terminate on the Termination Date.
Section 7.10. Second Amended and Restated Credit Agreement. The Guarantor has reviewed the terms and provisions of the Second Amended and Restated Credit Agreement and hereby consents to the terms of Section 2.13 of the Second Amended and Restated Credit Agreement and agrees, to the extent it may effectively do so under applicable law and subject to the provisions of Section 2.13 of the Second Amended and Restated Credit Agreement, that any

Lender acquiring a participation, pursuant to such arrangements may exercise against the Guarantor rights of setoff or counterclaim with regard to such participation as fully as if such Lender were a direct creditor of the Guarantor in the amount of such participation.
Section 7.11. Setoff. If an Event of Default shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, subject to the provisions in Section 11.18 of the Second Amended and Restated Credit Agreement, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Guarantor, against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty irrespective of whether or not the Guaranteed Party shall have made any demand under this Guaranty and although such obligations of the Guarantor may be contingent or unmatured or are owed to a branch or office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lenders under this Section are in addition to other rights and remedies (including other rights of setoff) that the Guaranteed Party or the Lenders may have. By acceptance of the benefits of this Guaranty, each Lender agrees to notify the Guarantor promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 7.12. Ratification of Guaranty. (a) As of the date of this Guaranty, each reference in the Second Amended and Restated Credit Agreement and each of the other Loan Documents to “the NEE Partners Guaranty”, “thereunder”, “thereof” or words of similar import referring to this Guaranty shall mean and be a reference to this Guaranty as amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof.
    (b) The Guarantor hereby acknowledges and agrees that this Guaranty, as specifically amended, amended and restated, supplemented or otherwise modified herein or hereby, and each of the other Loan Documents, as amended, amended and restated, supplemented or otherwise modified, and the obligations of the Guarantor hereunder or thereunder, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Guaranty shall not operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Loan Documents. Without limiting the generality of the foregoing, the execution of this Guaranty shall not constitute a novation of the Existing Guaranty (as in effect prior to the date hereof) or the obligations of the Guarantor thereunder.
[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date first above written.

NEXTERA ENERGY PARTNERS, LP, as Guarantor

By:    NEXTERA ENERGY PARTNERS GP, INC.
    its General Partner

By:    MICHAEL H. DUNNE
    Name: Michael H. Dunne
    Title: Treasurer & Assistant Secretary

Agreed to and accepted by:

BANK OF AMERICA, N.A., as Guaranteed Party

By:    MICHELLE D. DIGGS
    Name: Michelle D. Diggs
    Officer